UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012 (May 4, 2012)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation and By-Laws

On May 4, 2012, the shareholders of Alcoa Inc. (“Alcoa”) at the 2012 annual meeting of shareholders approved authorizing shareholder action by written consent by approving amendments to Alcoa’s Articles of Incorporation and By-Laws. The material terms of the amendments are summarized on pages 56 through 58 (under the heading “Item 8 – Proposal to Permit Shareholder Action by Written Consent by Approving Amendments to the Articles of Incorporation and By-Laws”) of Alcoa’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 12, 2012 (the “2012 Proxy Statement”), which description is incorporated herein by reference. The amendments added a new Article TWELFTH to the Articles of Incorporation and a new Section 6 to Article II of the By-Laws. The amendment to the Articles of Incorporation was filed with the Department of State of the Commonwealth of Pennsylvania and became effective on May 7, 2012. A copy of the Articles of Incorporation as amended is attached hereto as Exhibit 3(a) and is incorporated herein by reference. A copy of the By-Laws as amended May 4, 2012 is attached hereto as Exhibit 3(b) and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The 2012 annual meeting of Alcoa shareholders was held on May 4, 2012.

(b) Set forth below are the voting results for each of the matters submitted to a vote of the shareholders. As of the February 6, 2012 record date for the annual meeting, there were 1,066,095,541 shares of common stock outstanding and entitled to vote. 796,286,091 shares of common stock were represented in person or by proxy at the annual meeting.

Item 1. The four nominees for election to the Board of Directors named in the 2012 Proxy Statement were elected, each for a three-year term, based upon the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Kathryn S. Fuller	455,831,559	66,742,203	1,139,575	272,572,754
Judith M. Gueron	485,991,023	36,590,302	1,132,012	272,572,754
Patricia F. Russo	459,644,813	62,969,597	1,098,927	272,572,754
Ernesto Zedillo	484,614,518	37,837,849	1,260,970	272,572,754

Item 2. The proposal to ratify the selection of PricewaterhouseCoopers LLP to serve as the independent auditor of Alcoa for 2012 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
779,116,226	12,484,164	4,685,701	0

Item 3. The proposal to approve, on an advisory basis, executive compensation was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
431,709,333	85,037,455	6,966,549	272,572,754

Item 4. The proposal to eliminate the super-majority voting requirement in the Articles of Incorporation regarding amending Article SEVENTH (fair price protection), which required the affirmative vote of the holders of not less than 80% of the shares outstanding, was not approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
502,397,345	18,009,181	3,306,811	272,572,754

Item 5. The proposal to eliminate the super-majority voting requirement in the Articles of Incorporation regarding amending Article EIGHTH (director elections), which required the affirmative vote of the holders of not less than 80% of the shares outstanding, was not approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
501,980,347	18,524,260	3,208,730	272,572,754

Item 6. The proposal to eliminate the super-majority voting requirement in Article EIGHTH of the Articles of Incorporation relating to the removal of directors, which required the affirmative vote of the holders of not less than 80% of the shares outstanding, was not approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
503,637,515	16,974,442	3,101,380	272,572,754

Item 7. The proposal to phase out the classified board by approving amendments to the Articles of Incorporation, which required the affirmative vote of the holders of not less than 80% of the shares outstanding, was not approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
507,335,975	13,318,217	3,059,145	272,572,754

Item 8. The proposal to permit shareholder action by written consent by approving amendments to the Articles of Incorporation and By-Laws was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
505,447,205	12,296,007	5,970,125	272,572,754

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

3(a)	Articles of Incorporation of Alcoa Inc. as amended May 7, 2012.

3(b)	By-Laws of Alcoa Inc. as amended May 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Audrey Strauss
Name:	Audrey Strauss
Title:	Executive Vice President,
Chief Legal and Compliance Officer and
Secretary

Date: May 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

3(a)	Articles of Incorporation of Alcoa Inc. as amended May 7, 2012.

3(b)	By-Laws of Alcoa Inc. as amended May 4, 2012.

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